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                                                                   EXHIBIT 10.31

                                GERON CORPORATION
                               SECOND AMENDMENT TO
                      NOTE SECURED BY SECOND DEED OF TRUST

        This Second Amendment to Promissory Note is made as of January 28, 1997, by and between Geron Corporation, a Delaware corporation (the "COMPANY") and Jeryl Lynn Hilleman ("MAKER") and is entered into with respect to the Note Secured by Second Deed of Trust (the "Note") dated as of May 20, 1993, pursuant to which the Company loaned Maker an aggregate principal amount of $50,000 (the "Borrowed Amount").

                                    RECITALS

        WHEREAS, the parties desire to extend the term of the Note to provide that the principal balance under the Note will become due and payable on December 31, 1998, and to amend the Note to provide that no interest shall accrue during the period of this extension.

        NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, it is agreed as follows:

        1.      Paragraph 1 of the Note is hereby amended to read as follows:

                "1. Principal and Interest. The principal balance of this Note shall become due and payable on December 31, 1998. No Interest shall be due on the principal balance of this Note during the period of this extension."

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

GERON CORPORATION                               MAKER

BY:         /s/ David L. Greenwood              /s/ Jeryl Lynn Hilleman
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TITLE:      CHIEF FINANCIAL OFFICER             JERYL LYNN HILLEMAN
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